Hammer Fiber Optic Holdings Corp.
311 Broadway Point Pleasant Beach NJ 08742
Tel 732-333-3808 Fax 732-451-2573
info@hammerfiber.com
www.hammerfiber.com

HAMMER
Fiber Optic Investments Ltd

NOVEMBER 16, 2018

Mr. Michael Cothill
Executive Chairman
Hammer Fiber Optics Holdings Corp.
311 Broadway
Point Pleasant Beach, NJ 08742

Dear Michael,

Please consider this a formal request in resignation of my position as Corporate Secretary of Hammer Fiber Optics Holdings Corp. I want to thank you for the opportunity to work with you and the Board of Directors. It has been a pleasure and honor to serve the Board. I wish you and the company the best in the future.

Sincerely,

Michael L. Adamcik